PROSPECTUS Dated May 5, 1999                        Pricing Supplement No. 54 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-75289
Dated May 6, 1999                                                 March 15, 2000
                                                                 Rule 424(b)(3)

                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                           Senior Floating Rate Notes

                            -----------------------

     We will not redeem these Medium-Term Notes, Series C (Senior Floating Rate Notes) prior to the maturity date. We describe the basic features of this type of note in the section called "Description of Notes--Floating Rate Notes" in the accompanying prospectus supplement, subject to and as modified by the provisions described below.

Principal Amount:          $250,000,000

Maturity Date:             March 19, 2001

Interest Accrual
   Date:                   March 17, 2000

Interest Payment
   Dates:                  Each March 19, June
                           19, September 19, and
                           December 19,
                           commencing June 19,
                           2000


Initial Interest Rate:     To be determined on
                           the Original Issue
                           Date

Base Rate:                 Prime Rate

Index Maturity:            One Day

Spread
(Plus or Minus):           Minus 2.83% per
                           annum

Index Currency:            N/A

Interest Payment
   Period:                 Quarterly

Specified Currency:        U.S. Dollars

Issue Price:               100%

Settlement Date
   (Original Issue Date):  March 17, 2000

Initial Interest Reset
   Date:                   March 18, 2000

Interest Reset Dates:      Each business day

Interest Reset Period:     Daily

Interest Determination
   Dates:                  Each interest reset
                           date

Reporting Service:         Telerate (Page 125)

Book Entry Note or
   Certificated Note:      Book Entry Note

Senior Note or
   Subordinated Note:      Senior Note

Agent:                     Morgan Stanley & Co.
                           Incorporated

Calculation Agent:         The Chase Manhattan
                           Bank

Minimum Denomination:      $1,000

CUSIP:                     61745EPK1


      Terms not defined above have the meanings given to such terms in the accompanying prospectus supplement.

                           MORGAN STANLEY DEAN WITTER